EXHIBIT 10.5

RETIREMENT AGREEMENT

                    THIS AGREEMENT is made this 19th day of November, 2001, between ALOYSIUS J. OLIVER ("Mr. Oliver") and CHEMICAL FINANCIAL CORPORATION ("Chemical"), and joined in by its subsidiary, CHEMICAL BANK AND TRUST COMPANY ("Chemical Bank");

                    WHEREAS, Chemical is a financial holding company and a Michigan corporation; and

                    WHEREAS, Chemical believes that its ability to conduct its business successfully is dependent upon retaining key management employees until such time as they retire; and

                    WHEREAS, Mr. Oliver has been employed in an important management and chief executive position with in Chemical for over 44 years, and the parties desire to continue to maintain a relationship upon the terms and conditions set forth herein; and

                    WHEREAS, Mr. Oliver has determined to retire from the active management of Chemical, but has agreed to provide assistance and advice to Chemical.

                    IT IS, THEREFORE, AGREED AS FOLLOWS:

                    1.          Retirement. Effective the close of business December 31, 2001, Mr. Oliver resigned and retired from his position as President and Chief Executive Officer of Chemical Financial Corporation. Mr. Oliver shall continue to serve on the Boards of Chemical and Chemical Bank and will become Chemical's non-executive Chairman effective January 1, 2002, from January 1, 2002 through December 31, 2002, without compensation for Directors' meetings. Mr. Oliver may thereafter continue his service to Chemical for such time and in such role as Chemical and he deem appropriate.

                    2.          Compensation and Benefits. Chemical agrees to pay to Mr. Oliver an annual compensation of Fifty Thousand Dollars ($50,000.00), commencing on the first day of January, 2002, for a period of one year or until his death, if earlier. Payments to Mr. Oliver will be made on the first business day of each month during the term of this Agreement.

          Mr. Oliver shall be provided group health benefits in accordance with the terms of Chemical's Retiree Medical and Dental Plan. If at any time Chemical terminates any such insurance plan for its retirees, Chemical may also terminate such plan for Mr. Oliver; if Chemical substitutes medical and hospitalization insurance plans for its retirees or provides additional medical or hospitalization insurance coverage for its retirees, then such substituted and/or additional insurance coverage shall be made available to Mr. Oliver.

                    3.          Covenant Not To Compete. Mr. Oliver agrees that during the period that payments are being made to him hereunder, he shall not enter into employment or any form of equity ownership of any business which is competitive with the businesses related to, affiliated with, or managed by Chemical; provided, however, that the parties agree that this provision will be limited to a geographic area consisting of a fifty (50) mile radius from each existing business location of Chemical or any business related to, affiliated with, or managed by Chemical. In the event the Board of Directors of Chemical determines that Mr. Oliver is in violation of this covenant not to compete, it shall give written notice to him. Mr. Oliver shall have a period of ninety (90) days from the date of such notice to cease his competitive activity, and the payments hereunder shall continue during such period. If the competitive activity is not terminated within the ninety (90) day period, further payments hereunder shall cease. In the event of a dispute hereunder, the parties agree to submit their disagreement to arbitration. Nothing in this Section 3 shall be construed to prevent Mr. Oliver from acquiring or holding, directly or indirectly, securities of any corporation or other entity the securities of which are listed for trading on any national or regional securities exchange or quoted on any automated quotation system sponsored by the National Association of Securities Dealers, Inc. as long as Mr. Oliver's total beneficial ownership in any such corporation or entity does not exceed five percent (5%) of the total securities outstanding of such corporation or entity.

                    4.          No Assignment. This Agreement is personal to each party to this Agreement and no party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the others.

                    5.          Modification. This Agreement supersedes all prior agreements with respect to the matters covered hereby, and no modification of this Agreement shall be valid unless it is in writing and signed by Chemical and by Mr. Oliver.

                    6.          Construction. This Agreement shall be governed and construed in accordance with the laws of the State of Michigan.

                    7.          Headings. The paragraph headings in this Agreement are for convenient reference only, and shall not modify or amend the express terms hereof.

                    8.          Successors and Assigns. This Agreement shall be binding upon, and shall insure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns.

DATED: December 3, 2001	/s/ Aloysius J. Oliver Aloysius J. Oliver

DATED: December 3, 2001	CHEMICAL FINANCIAL CORPORATION By /s/ Alan W. Ott Alan W. Ott Its Chairman

DATED: December 3, 2001	CHEMICAL BANK AND TRUST COMPANY By /s/ David B. Ramaker David B. Ramaker Its President & Chief Executive Officer

FIRST AMENDMENT TO
RETIREMENT AGREEMENT

          This First Amendment made effective the 31st day of December, 2002, between Aloysius J. Oliver (Oliver) and Chemical Financial Corporation (Chemical), and joined in by Chemical Bank and Trust Company (Chemical Bank).

          WHEREAS Oliver, Chemical and Chemical Bank are parties to an agreement dated November 19, 2002, governing the terms of Oliver's continued service to Chemical following his retirement from full-time employment (the Agreement); and

          WHEREAS the parties desire to extend the term of the Agreement;

IT IS, THEREFORE, AGREED AS FOLLOWS:

          1. Term. Paragraph 1 of the Agreement is amended to provide that rather than expiring on December 31, 2002, the Agreement will remain in effect until December 31, 2003.

          2. Continuing Validity. In all other respects the Agreement continues effective in accordance with its original terms.

IN WITNESS WHEREOF, this Agreement has been executed effective as of the date first stated above.

Oliver	Chemical Financial Corporation

/s/ Aloysius J. Oliver	By: /s/ David B. Ramaker
Aloysius J. Oliver	David B. Ramaker President and C.E.O.

Chemical Bank and Trust Company

By: /s/ David B. Ramaker
David B. Ramaker, Chairman

SECOND AMENDMENT TO
RETIREMENT AGREEMENT

                    This Second Amendment made effective the 31st day of December, 2003, between Aloysius J. Oliver (Oliver) ad Chemical Financial Corporation (Chemical), and joined in by Chemical Bank and Trust Company (Chemical Bank).

                    WHEREAS Oliver, Chemical and Chemical Bank are parties to an agreement dated November 19, 2001, governing the terms of Oliver's continued service to Chemical following his retirement from full-time employment (the Agreement); and

                    WHEREAS the parties desire to extend the term of the Agreement;

IT IS, THEREFORE, AGREED AS FOLLOWS:

1.

Term. Paragraph 1 of the Agreement is amended to provide that rather than expiring on December 31, 2003, the Agreement will remain in effect until the annual meeting of shareholders of Chemical in April of 2004.

2.	Continuing Validity. In all other respects the Agreement continues effective in accordance with its original terms.

IN WITNESS WHEREOF, this Agreement has been executed effective as of the date first stated above.

Oliver	Chemical Financial Corporation

/s/ Aloysius J. Oliver	By: /s/ David B. Ramaker
Aloysius J. Oliver	David B. Ramaker President and C.E.O.

Chemical Bank and Trust Company

By: /s/ David B. Ramaker
David B. Ramaker, Chairman